UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 21, 2012

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 11.75% Senior Secured Notes due 2019

On March 21, 2012, Verso Paper Holdings LLC (the “Company”) and Verso Paper Inc. (each, an “Issuer” and together, the “Issuers”), each a wholly owned subsidiary of Verso Paper Corp., entered into an indenture (the “Indenture”) among the Issuers, certain subsidiaries of the Company, as guarantors (the “Guarantors”), and Wilmington Trust, National Association, as trustee, governing the Issuers’ $345 million aggregate principal amount of 11.75% Senior Secured Notes due 2019 (the “Notes”).

The Notes are guaranteed, jointly and severally, on a senior secured basis, by each of the Company’s existing domestic subsidiaries that guarantees the Company’s senior secured credit facility and by each of its future domestic subsidiaries that guarantees certain debt of the Company or issues disqualified stock. The Notes and the related guarantees are secured by first-priority liens in the collateral owned by each Issuer and Guarantor, subject to certain permitted liens and exceptions as further described in the Indenture and the related security documents. The collateral consists of substantially all of the Issuers’ and the Guarantors’ tangible and intangible assets securing the Company’s existing senior secured credit facility, which exclude certain capital stock and other securities of the Company’s affiliates and other property.

The Notes and the related guarantees are the senior secured obligations of the Issuers and the Guarantors, respectively, and rank (i) senior in right of payment to all existing and future subordinated indebtedness of the Issuers and the Guarantors, including the Issuers’ existing 11 3/8% Senior Subordinated Notes due 2016 (the “2016 Notes”) and the related guarantees; (ii) equal in right of payment with all existing and future senior indebtedness of the Issuers and the Guarantors; (iii) effectively pari passu with all existing first-priority secured indebtedness of the Issuers and the Guarantors under the Company’s senior secured credit facility and the related guarantees and the Issuers’ 11 1/2% Senior Secured Notes due 2014 (the “2014 Notes”) and the related guarantees, to the extent of the value of the collateral securing such obligations; (iv) effectively senior to all existing second-priority secured indebtedness of the Issuers and the Guarantors under the Issuers’ 8.75% Second Priority Senior Secured Notes due 2019 and the related guarantees and the Issuers’ Second Priority Senior Secured Floating Rate Notes due 2014 and the related guarantees, to the extent of the value of the collateral securing such obligations; (v) senior in right of payment to all existing and future unsecured indebtedness of the Issuers and the Guarantors; and (vi) effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of the Issuers’ non-guarantor subsidiaries, other than indebtedness, preferred stock and liabilities held by an Issuer or a Guarantor.

The Indenture contemplates that the Issuers and the Guarantors may enter into a future asset-based loan facility (the “ABL Facility”) and a new cash flow revolving credit facility (the “Cash Flow Revolving Facility”) in connection with a refinancing of the Company’s existing senior secured credit facility. In the event that such facilities are entered into, these facilities will replace the Company’s existing senior secured credit facility, and the Notes and related guarantees will rank (i) equal in right of payment with both facilities; (ii) effectively pari passu with the Cash Flow Revolving Facility, to the extent of the value of the collateral securing such obligations; (iii) effectively junior to the ABL Facility, to the extent of the value of the “ABL Priority Collateral,” which generally includes most inventory and accounts receivable; and (iv) effectively senior to the ABL Facility, to the extent of the value of the “Notes Priority Collateral,” which generally includes most fixed assets.

The Issuers will pay interest on the Notes at a rate of 11.75% per annum, payable semiannually to holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing July 15, 2012. The Notes mature on January 15, 2019; provided that, if, as of June 17, 2016, the date that is 45 days prior to the stated maturity date of the 2016 Notes (the “Applicable Date”), more than $100 million principal amount of the 2016 Notes remain outstanding, then the Notes will mature on the Applicable Date.

The Issuers may redeem the Notes, in whole or part, at any time prior to January 15, 2015, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest on the date of redemption and a “make-whole premium.” The Issuers may redeem the Notes, in whole or in part, on or after January 15, 2015, at the redemption prices set forth in the Indenture. At any time (which may be more than once) before January 15, 2015, the Issuers may redeem up to 35% of the original aggregate principal amount of the Notes (which includes any additional notes issued under the Indenture, if any) with the proceeds of qualified equity offerings at a redemption price equal to 111.75% of the principal amount of the Notes, plus accrued and unpaid interest on the date of redemption.

The Indenture contains covenants that limit each Issuer’s ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of or repurchase or redeem its capital stock; (iii) prepay, redeem or repurchase its subordinated indebtedness; (iv) make investments; (v) sell assets; (vi) incur certain liens; (vii) enter into agreements restricting its subsidiaries’ ability to pay dividends; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture, and certain covenants will not apply at any time when the Notes are rated investment grade by both rating agencies and no default under the Indenture has occurred and is continuing. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreement

On March 21, 2012, in connection with the issuance of the Notes, the Issuers and the Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc., and Goldman, Sachs & Co. (collectively, the “Representatives”), relating to, among other things, an exchange offer for the Notes and the related guarantees (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuers and the Guarantors will use their commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) an exchange offer of freely tradable notes and guarantees having substantially identical terms as the Notes and guarantees issued under the Indenture within 365 days after the issue date of the Notes (the “Effectiveness Target Date”). The Issuers will use their commercially reasonable efforts to cause the exchange offer to be completed within 30 business days after the Effectiveness Target Date. If the Issuers are unable to effect the exchange offer under certain circumstances, the Issuers are to use commercially reasonable efforts to have a shelf registration statement declared effective by the SEC with respect to resales of the Notes within 365 days after the obligation to file such shelf registration statement arises and to keep such shelf registration statement effective for at least one year following effectiveness of the shelf registration statement or until all of the Notes covered by the shelf registration statement are sold. If the Issuers and the Guarantors fail to meet these targets (each, a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% per year for the first 90-day period immediately following the occurrence of any Registration Default. The annual interest rate on the Notes will increase by an additional 0.25% per year for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.0% per year over the otherwise applicable annual interest rate of 11.75%. If the Registration Default is corrected, the applicable interest rate will revert to the original level.

Additional Secured Party Consent to the Guarantee and Collateral Agreement

On March 21, 2012, Wilmington Trust, National Association, entered into an additional secured party consent (the “Collateral Agreement Consent”) to the Collateral Agreement (as defined below), as authorized representative (the “Authorized Representative”), for persons who shall become secured parties in connection with the obligations under the Notes and the related guarantees (the “New Secured Parties”) under the Amended and Restated Guarantee and Collateral Agreement dated as of June 11, 2009 (the “Collateral Agreement”) among the Company, Verso Paper Finance Holdings LLC, each other pledgor identified therein, Credit Suisse, Cayman Islands Branch, as administrative agent for the secured parties (the “Administrative Agent”), Credit Suisse, Cayman Islands Branch, as credit agreement authorized representative, and Wilmington Trust FSB, as note authorized representative. Pursuant to the Collateral Agreement Consent, the Notes will be secured on a ratable and pari passu basis with the Company’s existing senior secured credit facility.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, the Registration Rights Agreement, and the Collateral Agreement Consent attached hereto as Exhibit 4.1, Exhibit 4.2, and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On March 21, 2012, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on March 20, 2012 (the “Early Tender Date”), the holders of $270,573,000 aggregate principal amount of the 2014 Notes had tendered their 2014 Notes pursuant to the Company’s previously announced tender offer. As of the Early Tender Date, the tenders received by the Company for the 2014 Notes represent in the aggregate approximately 85.9% of the outstanding 2014 Notes. The tender offer will expire at 11:59 p.m., New York City time, on April 3, 2012, unless extended or earlier terminated (the “Expiration Date”).

On March 21, 2012, pursuant to the tender offer for the 2014 Notes, the Company announced that it exercised its right to accept for early payment all of the 2014 Notes tendered prior to the Early Tender Date. Pursuant to the terms of the Offer to Purchase dated March 7, 2012 (the “Offer to Purchase”), the Company has accepted for purchase $270,573,000 aggregate principal amount of the 2014 Notes. All conditions with respect to the tender offer for the 2014 Notes have been satisfied. Notwithstanding the Company’s exercise of its early acceptance rights, the tender offer will remain open until the Expiration Date, unless extended.

Each holder who tendered its 2014 Notes prior to the Early Tender Date will receive total consideration of $1,055.00 per $1,000 principal amount of the 2014 Notes tendered, which consists of $1,025.00 as the tender offer consideration and $30.00 as an early tender payment. In addition, accrued interest up to, but not including, the applicable payment date of the 2014 Notes will be paid in cash on all tendered and accepted 2014 Notes. Holders of 2014 Notes who validly tender their 2014 Notes after the Early Tender Date but on or before the Expiration Date will be eligible to receive only the tender offer consideration and will not receive the early tender payment.

The complete terms and conditions to the tender offer for the 2014 Notes are detailed in the Offer to Purchase and the related Letter of Transmittal (the “Tender Offer Documents”). The tender offer is being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

For additional information concerning the foregoing, a copy of the press release dated March 21, 2012, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 8.01, including Exhibit 99.1, shall be deemed to be incorporated by reference into the Offer to Purchase.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of March 21, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Wilmington Trust, National Association as trustee.

4.2	Registration Rights Agreement dated as of March 21, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc., and Goldman, Sachs & Co., as representatives of the initial purchasers.

10.1	Additional Secured Party Consent to the Amended and Restated Collateral Agreement, dated as of March 21, 2012, by Wilmington Trust FSB, as authorized representative for persons who shall become “Secured Parties” under the Amended and Restated Collateral Agreement, dated as of June 11, 2009.

99.1	News release issued by Verso Paper Corp. on March 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2012

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of March 21, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Wilmington Trust, National Association as trustee.

4.2	Registration Rights Agreement dated as of March 21, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc., and Goldman, Sachs & Co., as representatives of the initial purchasers.

10.1	Additional Secured Party Consent to the Amended and Restated Collateral Agreement, dated as of March 21, 2012, by Wilmington Trust FSB, as authorized representative for persons who shall become “Secured Parties” under the Amended and Restated Collateral Agreement, dated as of June 11, 2009.

99.1	News release issued by Verso Paper Corp. on March 21, 2012.